Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

United States Steel Corporation

42,000,000 Shares of Common Stock, Par Value $1.00 Per Share

February 2, 2021

Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

United States Steel Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriter listed in Schedule 1 hereto (the “Underwriter”) an aggregate of 42,000,000 shares of common stock, par value $1.00 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriter, up to an additional 6,300,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Common Stock.”

The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (No. 333-229713), including a prospectus (the “Basic Prospectus”), relating to the Shares. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”). The registration statement, as amended at the time of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus included in the Registration Statement (and any amendments thereto) as supplemented by the prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Shares together with the Basic Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Shares, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when the first sale of the Shares is made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus, dated February 2, 2021 and each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act) identified in Schedule 2 hereto.

2.            Purchase of the Shares by the Underwriter.

(a)          The Company agrees to issue and sell the Underwritten Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the respective number of Underwritten Shares set forth opposite the Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $16.3733. The Company will not be obligated to deliver any of the Shares except upon payment for all the Shares to be purchased as provided herein.

In addition, the Company hereby grants an option to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by the Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of the Underwriter bears to the aggregate number of Underwritten Shares being purchased from the Company by the Underwriter, subject, however, to such adjustments to eliminate any fractional Shares as the Underwriter in its sole discretion shall make.

The Underwriter may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus Supplement, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the third full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)          The Company understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in its judgment is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.

(c)          Payment for and delivery of the Underwritten Shares will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 a.m., New York City time, on February 5, 2021, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. The time and date of such payment and delivery of the Shares is referred to herein as the “Closing Date,” and the time and date of such payment and delivery for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

(d)          Payment for the Shares shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriter against delivery to the Underwriter of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(e)          The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person with respect to any such offering. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

3.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

(a)            Registration Statement and Prospectus. The Registration Statement has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Company has not received any order suspending the effectiveness of the Registration Statement by the Commission and has not received notice of any proceeding for that purpose or notice of any action instituted pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied, and as of the date of any amendment thereto will comply, in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof).

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof). No statement of material fact included in the Prospectus that is required to be included in the Time of Sale Information has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) of this Section 3(c)), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus and (iv) the documents, if any, listed on Schedule 2 hereto, any electronic road show or other written communications, in each case approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof).

(d)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(f)            Organization and Good Standing of Designated Subsidiaries. Each subsidiary of the Company listed on Annex A (each, a “Designated Subsidiary”) has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing (if such designation exists in the jurisdiction of organization or formation of such entity) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each Designated Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares); and the shares of capital stock or other equity securities of each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from any lien, charge, encumbrance, defect, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except such Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of September 30, 2020, there are no significant subsidiaries of the Company that are not listed on Annex A hereto. The subsidiaries of the Company not listed on Annex A hereto, in the aggregate, represented no more than 15% of the (i) net sales of the Company and its subsidiaries for the twelve months ended September 30, 2020 and (ii) total assets of the Company and its subsidiaries as of September 30, 2020.

(g)            Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The Company had an authorized capitalization as of September 30, 2020, as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” Except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i)            Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)             No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k)            No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the issuance and sale of the Shares, except such (i) as have been obtained and made under the Securities Act and (ii) as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriter, and except for such consents, approvals, authorizations, orders and registrations or qualifications, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)             No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Designated Subsidiary is a party or by which the Company or any such Designated Subsidiary is bound or to which any of the properties of the Company or any such Designated Subsidiary is subject or (iii) the charter, by-laws or other organizational document of the Company or any such Designated Subsidiary.

(m)           The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)            No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Designated Subsidiary of the Company is a party or by which the Company or any Designated Subsidiary of the Company is bound or to which any property, right or asset of the Company or any Designated Subsidiary of the Company is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such defaults and violations in the case of these clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            Title to Real and Personal Property. Except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and good and indefeasible title to all real and other properties and other assets owned by them that are material to the business of the Company and its subsidiaries, in each case free from liens, encumbrances, claims, security interests, defects and imperfections of title, except (x) such liens, encumbrances, claims, defects and imperfections of title that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (y) except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries hold their respective leased real or personal property under valid and enforceable leases free from any liens, encumbrances, claims, security interests, restrictions, defects and imperfections of title or exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct their business as described in the Time of Sale Information and the Prospectus.

(q)            Licenses and Permits. The Company and the Designated Subsidiaries possess adequate licenses, certificates, authorities or permits issued by the appropriate governmental agencies or bodies currently required to conduct their business as described in the Time of Sale Information and the Prospectus and have not received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authority or permit, except for any failure to possess or any notice of proceedings that, if determined adversely to the Company or any Designated Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

(s)            No Labor Disputes. Except as disclosed in the Registration Statement or the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Title to Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Designated Subsidiaries own, possess, have the right to use or can acquire on reasonable terms adequate patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) to conduct their respective businesses; (ii) the Company and the Designated Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and the Designated Subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and the Designated Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(u)            Compliance With Environmental Laws. Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any hazardous or toxic substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(v)            Legal Proceedings. Except as described in the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory, actions, claims, suits, arbitrations or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither any such Actions nor any legal, governmental or regulatory investigations to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, are, to the knowledge of the Company, threatened by any governmental or regulatory authority or by others.

(w)            Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and the other financial information of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(x)            Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign tax returns that have been required to be filed and have paid all material taxes indicated by said returns and all assessments related to material taxes received by any of them to the extent that such material taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

(y)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than any regular quarterly dividend), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) of this Section 3(y) as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(z)            Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(aa)          Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. PwC, who has also certified certain financial statements of Big River Steel LLC (“BRS”) and its subsidiaries, are independent public accountants with respect to BRS and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(bb)          No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described in such documents.

(cc)          Compliance With ERISA. (1) Each employee benefit plan (including, without limitation, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its ERISA Affiliates for employees or former employees of the Company and its ERISA Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that have been corrected in accordance with Internal Revenue Service and Department of Labor guidance; (3) no failure to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA has occurred with respect to any such plan which is subject to Section 412 of the Code or Section 302 of ERISA and no application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) under Section 412 of the Code or Section 302 of ERISA with respect to any such plan; (4) except as otherwise disclosed in the Time of Sale Information and the Prospectus, the fair market value of the assets of each such plan, other than a Multiemployer Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan based on actuarial assumptions and methods that are compliant with the requirements of Code Section 430(h) and regulations thereunder; (5) neither the Company nor any of its ERISA Affiliates has completely or partially withdrawn from any Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA) and, none of the Company or its ERISA Affiliates reasonably expects to incur any material liability with respect to the complete or partial withdrawal from one or more Multiemployer Plans and (6) and neither the Company nor any of its affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of any such plan (including any Multiemployer Plan), other than liability for the payment of required PBGC insurance premiums under Section 4007 of ERISA; provided, that for purposes of clauses (1) – (3), such representations shall be made to the knowledge of the Company.

As used herein, “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or is under common control with the Company or any of its subsidiaries under Section 4001 of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

(dd)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. As of the date of the Time of Sale Information and the Prospectus, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no “material weaknesses” in the Company’s internal controls over financial reporting.

(ff)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg)         No Unlawful Payments. Except as specifically disclosed in the Company’s prior public filings, neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent or affiliate acting on behalf of the Company or any of its subsidiaries, each in their capacity as such, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            Compliance with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers nor, to the knowledge of the Company, the employees, agents or affiliates or any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries organized or resident in a country or territory that is the subject or target of Sanctions (including, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”)); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)            No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, as described in the Time of Sale Information and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ll)            Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)          Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(oo)         NYSE Listing. The outstanding shares of Common Stock are listed on The New York Stock Exchange (the “NYSE”), and the Company will apply to have the Shares approved for listing on the NYSE.

(pp)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq)         Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr)           Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(ss)          The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(tt)           Solvency. Immediately after the consummation of the offering of the Securities, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company (which, for purposes of this representation, are assumed to be equal to or exceed the carrying value of such assets) are not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Company is not engaged in, or about to engage in, any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged and (v) neither the Company nor any Guarantor is a defendant in any civil action that would result in a judgment that the Company or such Guarantor is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.            Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a)            Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriter with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b)            Delivery of Copies. The Company will deliver to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or would be required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c)            Amendments or Supplement; Issuer Free Writing Prospectuses. In connection with the transactions contemplated by the Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d)            Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus, any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) upon receipt of notice of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law.

(f)              Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) of this Section 4, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)          Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(j)             No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(k)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

(l)             Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriter of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(m)           Clear Market. For a period of 30 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, lend, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to undertake any of the foregoing, without the prior written consent of the Underwriter, other than: (A) the Shares to be sold hereunder, (B) the grant of options, awards of restricted stock and restricted stock units or the issuance of shares of Common Stock to employees or directors by the Company in the ordinary course of business or pursuant to any of the Company’s employee plans existing on the date of this Agreement, including, but not limited to, the Company’s employee equity incentive plan, the Company’s dividend reinvestment and stock purchase plan and the Company’s 401(k) plans, (C) the issuance by the Company of shares of Common stock upon the exercise of options or vesting of restricted stock units granted under the Company’s employee plans, (D) issuance of shares of Common Stock upon conversion of the Company’s 5.000% Senior Convertible Notes due 2026 and (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (provided that such plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period).

(n)            Exchange Listing. The Company will use its reasonable efforts to list, subject to official notice of issuance, the Shares on the New York Stock Exchange.

5.              Certain Agreements of the Underwriter.     The Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 3(c) or Section 4(c) (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company and the Underwriter in advance in writing.

(b)          The Underwriter will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission for three years after the Closing Date in accordance with Rule 433 under the Securities Act.

(c)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.              Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Underwriter shall have received notice thereof, not later than 5:00 p.m., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, except with respect to a potential downgrade of the 12.000% Senior Secured Notes due 2025, (i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(y) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) of this Section 6.

(f)           Comfort Letters for the Company. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PwC shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(g)          Comfort Letters for BRS. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PwC shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to BRS’s financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(h)          Opinion and Negative Assurance Statement of Outside Counsel for the Company. Milbank LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, an opinion and negative assurance statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B hereto.

(i)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)           Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date satisfactory evidence of the good standing of the Company and its Designated Subsidiaries, other than the Designated Subsidiaries organized and existing outside the United States, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)           Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriter and the officers and directors of the Company listed on Schedule 3 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)         Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)          CFO Certificate. The Underwriter shall have received, on the date of this Agreement and on the Closing Date, a letter dated the date thereof, in a form and substance reasonably satisfactory to the Underwriter, from Christine S. Breves, Senior Vice President and Chief Financial Officer of the Company.

(o)          Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.            Indemnification and Contribution.

(a)          Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable, documented legal fees and other reasonable, documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statementor any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter through the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) of this Section 7.

(b)          Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the following: the statements concerning the Underwriter contained in the first and second paragraphs under the subsection “Price stabilization and short positions” under the heading “Underwriting” in the Prospectus.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the written consent of the Indemnified Person, be counsel to the Indemnifying Person, such consent not to be unreasonably withheld, conditioned or delayed) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable, documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable, documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff by a court of competent jurisdiction, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable, documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the foregoing limitations, any reasonable, documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of this Agreement. This Agreement shall become effective as of the date first written above.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, on or prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.          Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto in connection therewith) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement; (iv) the documented, reasonable fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing stock certificates; (vii) the fees and expenses of any transfer agent and any registrar (including the related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

11.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

13.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15.          Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter at 1585 Broadway, New York, New York 10036; Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 600 Grant Street, Room 1500 and Room 6100, Pittsburgh, PA 15219-2800 (e-mail: mwfurry@uss.com and ASJahn@uss.com), Attention: Mark Furry, Associate General Counsel-Corporate, and Arne Jahn, Vice President, Treasurer & Chief Risk Officer.

(b)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

(c)          Submission to Jurisdiction. Each party hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(d)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)          Recognition of the U.S. Special Resolution Regimes.

(i) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank; Signatures follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UNITED STATES STEEL CORPORATION

By:	/s/ Arne S. Jahn
Name: Arne S. Jahn
Title: Vice President, Treasurer & Chief Risk Officer

Confirmed and accepted as of the

Date set forth on the first page hereof

Morgan Stanley & Co. LLC

By:	/s/ Tegh Kapur
Name: Tegh Kapur
Title: Executive Director

[Signature Page to Underwriting Agreement for Common Stock]

Schedule 1

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	42,000,000

S-1-1

Schedule 2

a.	Issuer Free Writing Prospectuses not included in the Time of Sale Information:

None.

b.	Information other than the Prospectus that comprise the Time of Sale Information:

Number of Shares Underwriter purchased from the Company: 42,000,000

The public offering price per share for the Shares is the price per share paid by each applicable investor.

c.	Additional documents incorporated by reference:

None.

S-2-1

Schedule 3

Lock-Up Agreement Schedule

1.	David B. Burritt-Director, President & Chief Executive Officer

2.	Patricia Diaz Dennis-Director

3.	Dan O. Dinges-Director

4.	John J. Engel-Director

5.	John V. Faraci-Director

6.	Murry S. Gerber-Director

7.	Stephen J. Girsky-Director

8.	Jeh Johnson-Director

9.	Paul A. Mascarenas-Director

10.	Michael H. McGarry-Director

11.	Eugene B. Sperling-Director

12.	David S. Sutherland-Director and Chairman

13.	Patricia A. Tracey-Director

14.	Tracy A. Atkinson-Director

15.	Christine S. Breves-Senior Vice President & Chief Financial Officer

16.	James E. Bruno-Senior Vice President – European Solutions & President of U. S. Steel Kosice

17.	Scott D. Buckiso-Senior Vice President & Chief Manufacturing Officer – North American Flat-Rolled Segment

18.	Richard L. Fruehauf-Senior Vice President– Strategic Planning and Chief Strategy & Development Officer

19.	Manpreet S. Grewal-Vice President, Controller & Chief Accounting Officer

20.	Duane D. Holloway-Senior Vice President, General Counsel, Chief Ethics & Compliance Officer

21.	Kenneth E. Jaycox-Senior Vice President & Chief Commercial Officer

22.	A. Barry Melnkovic-Senior Vice President & Chief Human Resource Officer

S-3-1

23.	Arne S. Jahn-Vice President, Treasurer & Chief Risk Officer

24.	Megan A. Bombick-Corporate Secretary

S-3-2

Annex A

Designated Subsidiaries of the Company

Entity	Jurisdiction of Organization
U.S. Steel Tubular Products, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
U. S. Steel Košice, s.r.o	Slovak Republic
U.S. Steel Oilwell Services, LLC	Delaware
U. S. Steel Seamless Tubular Operations, LLC	Texas
United States Steel International, Inc.	New Jersey
USS Galvanizing, Inc.	Delaware
Grant Assurance Corporation	Vermont
U.S. Steel Holdings, Inc.	Delaware
U. S. Steel Holdco LLC	Delaware
Pitcal, Inc.	Delaware
USS UPI Holdco, LLC	Delaware
USS-Posco Industries	California

A-1

Annex B

Form of Opinion and Form of Negative Assurance Letter

of Outside Counsel for the Company

[PLEASE SEE ATTACHED]

Exhibit A

LOCK-UP AGREEMENT

February 2, 2021

Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

Re:      United States Steel Corporation

Ladies and Gentlemen:

The undersigned understands that you, as the Underwriter, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with United States Steel Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by you (the “Underwriter”) of Common Stock, par value $1.00 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 30 days after the date of the prospectus supplement relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, par value $1.00 per share of the Company (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the under-signed in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or other-wise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and will not publicly announce the intention to do any of the foregoing, in each case other than:

(A)	transfers of shares of Common Stock (or stock options exercisable for shares of Common Stock) as a bona fide gift or gifts (including, for the avoidance of doubt, charitable donations or gifts) or for estate planning purposes; provided that each donee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this paragraph; and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period);

1

(B)	sales of shares of Common Stock for purposes of settling taxes owed in respect of (i) the exercise of stock options that expire during the Restricted Period, (ii) the vesting of restricted stock, restricted stock units or shares under performance awards during such period and (iii) awards of restricted stock, restricted stock units or shares under performance awards made during such period; provided that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than (x) a filing on a Form 5 made after the expiration of the Restricted Period or (y) a filing on a Form 4, provided such Form 4 specifies that such transaction occurred for such purpose);

(C)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that such plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(D)	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to an established trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect on or prior to, and only such shares or securities scheduled for sale thereunder on, the date hereof; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfers pursuant to such 10b5-1 trading plan, such announcement or filing shall include an explanatory statement to the effect that such transfers were made under an established trading plan pursuant to Rule 10b5-1 that was in effect prior to the date hereof.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, as-signs, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not be-come effective by March 31, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Remainder of page intentionally left blank; Signature follows]

2

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Lock-up Agreement]